EXIHIBIT 99.1

AxoGen, Inc. Preannounces

Estimated Fourth Quarter and Full Year 2016 Revenue

Q4 Revenue will be at least $11.3  million, representing 45% growth over prior year

2016 Revenue will be at least $41.0 million, representing 50% growth over prior year

ALACHUA, FL – January 09, 2017 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in innovative surgical solutions for peripheral nerve injuries,  today announced preliminary unaudited fourth quarter and full year 2016 revenue and selected business highlights for the quarter and year ended December 31, 2016.

Preliminary Revenue and Selected Business Highlights

•	Fourth quarter revenue is expected to be at least $11.3 million, up 45% compared to the fourth quarter of 2015 revenue of $7.8 million
•	Full year 2016 revenue is expected to be at least $41.0 million, up 50% compared to 2015 revenue of $27.3 million
•	Ended the quarter with 51 direct sales representatives and 20 independent distributors
•	Completed 13 national education courses in 2016 and expects to conduct 15 courses in 2017
•	The number of peer reviewed clinical publications for our surgical portfolio increased by five to a total of 44

"We are pleased to report another successful quarter including record revenues of at least $11.3  million representing at least 45 percent growth over the prior year,” stated Karen Zaderej, President and Chief Executive Officer. “This performance continues to validate our growth strategies and reflects the continued adoption of our product portfolio. We are well positioned to continue to drive awareness and growth in the emerging peripheral nerve repair market during 2017.”

2016 Financial Guidance

Management increases its full year 2016 revenue guidance to at least $41.0 million from its previous estimate of over $40.0 million. Management reiterates its full year 2016 gross margin guidance to exceed 80%.

2017 Financial Guidance

Management reiterates 2017 annual revenue will grow at least 40% over 2016 revenue and gross margins will remain above 80%.

Upcoming Investor Event

Members of the AxoGen senior management team will participate in The Trout Group Annual 1-on-1 Management Access Event in San Francisco, January 9–11, 2017. To request a meeting, please contact axogenevents@troutgroup.com.

The results disclosed in this press release are preliminary and unaudited. The Company will report full, audited results for the fourth quarter and year ended December 31, 2016 on February 22, 2017.

About AxoGen, Inc.

AxoGen Inc. (AXGN) is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments and Avive™ Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a soft tissue covering to reduce inflammation and scar tissue formation.  Along with these core surgical products, AxoGen also offers AxoTouch™ Two-Point Discriminator and AcroVal™ Neurosensory & Motor Testing System. These evaluation and measurement tools assist healthcare professionals in detecting changes in sensation, assessing return of sensory, grip and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "continue," "may," "should," "will,"  and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our 2016 and 2017 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected once audited financial statements are finalized. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com